Exhibit 99.2

Text of Staff Email to announce Harris/Constellation Acquisition

October 2, 2012

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As we discussed at the staff meeting in May, we have been talking with several organizations about their interest in CSI with that interest based on our employees, our customers, our business segments and our locations throughout the Southeast. It is due to the great job that all of you have done for CSI that we have had these opportunities presented to us.

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I am here to announce exciting news to you. We are about to begin the next chapter for CSI. While the process of evaluating strategic alternatives has taken a long time, it has been successful, culminating in an offer from Harris for $1.10/share. We have entered into a Merger Agreement with Harris Computer Corporation and Constellation Software, Inc. As we speak, a press release is going out announcing this transaction.

In the next few days, a Tender Offer will be filed by Harris. The tender offer will be open for at least 20 business days and during that time shareholders will be able to tender their shares. At the end of that period, if all goes as expected, CSI will become a subsidiary of Harris Computer in early November. If you own shares in CSI or have options for CSI shares, you will be notified about what needs to be done.

If we were a private company, the Harris team would be here with us today as we make this announcement. However, as a public company, we must go through the tender offer process and cannot close on the transaction until that process is complete. In the meantime, we are still operating as CSI and if we close, then the Harris team will certainly be here.

•	We believe this is a great opportunity for our shareholders, our employees and our customers.

•	I’d like to share with you a bit more about Harris and Constellation …

•	Who is Constellation Software, Inc (www.csisoftware.com)?

•	CSI is a conglomerate of vertical market software (VMS) companies, each focused on dominating its respective market niche

•	6 operating groups in over 40 vertical markets

•	Public traded on the Toronto Stock Exchange

•	Exchange Website www.tmx.com / Symbol CSU

•	3rd largest software company in Canada

•	Top 150 software companies in the US

•	Over 4,000 employees and 17,000 customers worldwide

•	$725+ million in revenue

•	Strong & consistent growth & profits

•	Constellation Operating Groups

•	Public Sector

•	Volaris Operating Group

•	Harris Operating Group

•	Emphasys Operating Group

•	Private Sector

•	Jonas Operating Group

•	Homebuilder Operating Group

•	Friedman Operating Group

•	Who is Harris (www.harriscomputer.com)?

•	Started in 1976 providing complete Customer Information Systems, Utility Billing and Financial Management Solutions exclusively to utilities

•	First acquisition was in 2001

•	First Schools Acquisition in 2006 – Tenex

•	First Local Government Acquisition in 2002 – Spectrum

•	1,600 employees in 30+ offices across North America

•	20 Business Units serving public safety, schools, local governments and utilities

•	Strong & consistent growth and profits

•	CEO – Jeff Bender

•	Harris Divisional Structure

•	Utilities

•	Schools

•	Local Government

•	Quebec

•	For our shareholders who have had a very illiquid position with CSI, this transaction provides a way to exit their position in CSI.

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For our employees there will be added stability as you become part of a much larger organization. I know you will have lots of questions about what things will look like as part of the Harris organization and we will be sharing that with you as the transition date draws near. We are currently making strategic plans with the Harris management team and will be announcing more about those plans at a later date.

I do want to assure you that your current benefit plans will stay in place until we are able to transition to the Harris plans. They also have Blue Cross/Blue Shield, a 401k, and so forth. If we close the transaction, their HR staff will be onsite the week after we close to provide details about their plans.

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For our customers there will also be the added stability of being served by a larger organization. Yet they will be able to continue to receive the excellent products and services they have grown accustomed to as CSI customers. We do not anticipate any significant changes in how we deliver our solutions to our customers. An email will be sent to our customers shortly updating them on this news.

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As is often the case in this sort of transaction, there may be changes at the management level of CSI. These changes will only take place if the transaction closes, and we do not anticipate closing the transaction until early November.

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As our conversations with Harris moved forward, it became apparent that there would need to be cost savings made within the organization and we would accomplish some of these savings by reducing the senior management team.

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So I’m going to take this opportunity to retire and spend more time in San Diego with my grandkids and with my parents in Missouri as well as working on my golf game here in South Carolina. I’ve loved being part of CSI all these years but it is time to close that chapter of my life.

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Since Harris already has a CFO, David Dechant will also be exiting. We appreciate all that David has done for us to keep us on the straight and narrow as a public company and wish him well as he moves on to other endeavors.

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Tom, Bill and Beverly will also be taking this opportunity to leave CSI and open new chapters in their lives. I can’t thank the three of them enough for all they have done for CSI and for me personally. It has been one heck of a ride!

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We are very excited that Burt Lancaster will continue to lead the Financial Solutions Software segment of CSI and Chris Powell will expand his role to lead the Technology and Cloud Services segment. Having worked with Burt and Chris for several years, I know you will be in good hands as they lead the business forward. The two of them are already working closely with the management team at Harris.

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I know you will have lots of questions about how all this is going to look in the future, but please give us time to work out the details of the transition. We will provide information to you as we are able to do so.

•	And those of us who are leaving CSI will be around for the next few weeks to help with this transition.

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I know all of this can be very distracting, but I need you to be focused on delivering our solutions and services to the customer. We are a critical part of their organizations and we must not lose sight of how important they are to us.

•	Again, I want to emphasize what a great opportunity this is for CSI’s shareholders, employees and customers. I’m looking forward to following the continued success of the CSI team.

•	I want to close with a quote that it certainly pertinent today: from “Winning” by Jack Welch: “You do not need to see change as something to be avoided, but as the true growth opportunity that it is.”

•	Thanks for all that you do for CSI.

Notice to Investors

The tender offer for the outstanding common and preferred stock of the Company referred to in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to purchase shares of the Company’s capital stock will be made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other related materials) that N. Harris Computer Corporation and NHCC Merger Corp. intends to file with the Securities and Exchange Commission (the “SEC”). At the time the offer is commenced, N. Harris Computer Corporation and NHCC Merger Corp. will file a Tender Offer Statement on Schedule TO with the SEC and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Investors and security holders of the Company are urged to read these materials (including the Tender Offer Statement on Schedule TO, the Offer to Purchase, the related Letter of Transmittal and the Solicitation/Recommendation Statement on Schedule 14D-9) (when they become available) carefully in their entirety since they will contain important information. Investors and security holders may obtain free copies of these materials (when they become available) and other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting: David B. Dechant; Chief Financial Officer; Computer Software Innovations, Inc.; 900 E. Main Street, Suite T; Easley, South Carolina 29640

Forward-Looking Statements

This communication contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “intend,” “potential” or similar statements or variations of such terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements in this communication include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s shareholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and vendors; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC, including the risks and uncertainties included under “Risk Factors” and “Forward-looking Information” in our Annual Report on Form 10-K for the year ended December 31, 2011, and other periodic reports filed with the SEC which are incorporated herein, as well as the Tender Offer Statement on Schedule TO to be filed by N. Harris Computer Corporation and NHCC Merger Corp. and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. These forward-looking statements speak only as of the date of this communication and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise, except as required by law.